Exhibit 99.1

Prime Credit Card Master Trust					21-Apr-04
					11:45 AM
Settlement Statement
-	-	--

REPORTING PERIOD:		Annual
		02-Feb-03
		31-Jan-04

(i) Collections					$ 4,960,944,176
Finance Charge					533,786,236
Principal					4,427,157,940

(ii) Investor Percentage - Principal Collections					31-Jan-04

	Series 2000-1				22.39%
	A				18.81%
	B				1.79%
	C				1.79%

	Series 1992-3				0.00%
	A				0.00%
	B				0.00%

(iii) Investor Percentage - Finance Charge Collections, Receivables					31-Jan-04

	Series 2000-1				22.39%
	A				18.81%
	B				1.79%
	C				1.79%

	Series 1992-3				0.00%
	A				0.00%
	B				0.00%

(iv) Distribution Amount per $1,000				Annual

	Series 2000-1				$ 67.00
	A				67.00
	B				-
	C				-

	Series 1992-3				$ 825.82
	A				1,001.00
	B				-

	Total $'s Distributed
	Series 2000-1				$ 26,800,000
	Series 1992-3				85,021,340

(v) Allocation to Principal per $1,000				Annual

	Series 2000-1				$ -
	A				-
	B				-
	C				-

	Series 1992-3				$ 825.00
	A				1,000.00
	B				-

	Total $'s Distributed
	Series 2000-1				$ -
	Series 1992-3				$ 84,974,028

(vi) Allocation to Interest per $1,000				Annual

	Series 2000-1				$ 67.00
	A				67.00
	B				-
	C				-

	Series 1992-3				$ 0.82
	A				1.00
	B				-

	Total $'s Distributed
	Series 2000-1				$ 26,800,000
	Series 1992-3				$ 47,312

(vii) Investor Default Amount

	Series 2000-1				$ 39,807,640
	A				33,437,749
	B				3,184,946
	C				3,184,946

	Series 1992-3				$ 393,015
	A				324,237
	B				68,778

(viii) Investor Charge Offs
			Charge Offs		Reimbursements
	Series 2000-1		0.00		-
	A		0.00		-
	B		0.00		-
	C		0.00		-

	Series 1992-3		0.00		-
	A		0.00		-
	B		0.00		-

(ix) Servicing Fee

	Series 2000-1				$ 9,524,000
	A				8,000,000
	B				762,000
	C				762,000

	Series 1992-3				$ 103,708
	A				85,559
	B				18,149

(x) Deficit Controlled Amortization Amount

	Series 2000-1				-
	A				-
	B				-
	C				-

	Series 1992-3				-
	A				-
	B				-

(xi) Receivables in Trust			31-Jan-04		$ 2,197,738,903
Principal Receivables in Trust					$ 2,114,884,146

(xii) Invested Amount			31-Jan-04

	Series 2000-1				$ 476,200,000
	A				400,000,000
	B				38,100,000
	C				38,100,000

	Series 1992-3				-
	A				-
	B				-

(xiii) Enhancement					NA

(xiv) Pool Factor					NA

(xv) Yield Factor					9.474%
Finance Charge Receivables Factor					3.770%

(xvi) Payout Event

	Series 2000-1				NO
	Series 1992-3				NO

(xvii) Other

	Delinquency

	Current			91.03%	$1,960,560,622
	30 days			4.84%	104,260,304
	60 days			1.22%	26,238,443
	90 days			0.72%	15,588,255
	120 days			0.62%	13,398,408
	150 days			0.61%	13,243,639
	180 days+			0.96%	20,630,848
	Total			100.000%	$2,153,920,519

	Balance in Principal Account			31-Jan-04	$0
	Balance in Excess-Funding Account			31-Jan-04	$0

Last Updated on 4/30/04
By HO0DMW